Exhibit 10.3

Equity Transfer Agreement

Transferor: An Kang Chang Shou Co., Ltd. (hereinafter referred to as Party A)

Legal representative: CHEN Jiping

Contact information: [*]

Transferee: Ankang Huazhuo Health Management Co., Ltd. (hereinafter referred to as Party B)

Legal representative: ZHANG Yuankai

Contact information: [*]

Whereas Party A lawfully owns 49% equity in Shaanxi Pharmaceutical Sun Simiao Pharmacy Ankang Chain Co., Ltd. (hereinafter referred to as the Target Company), Party A currently intends to transfer in whole its equity in the Target Company, and its request to transfer its equity has been approved by the Board of Shareholders of the Target Company;

Whereas Party B agrees to accept the 49% equity held by Party A in the Target Company;

Whereas the Board of Shareholders of the Target Company also agrees to the transfer of the 49% equity held by Party A in the Target Company to Party B;

Now therefore, after friendly negotiations, based on the principles of equality, mutual benefit and reaching consensus through negotiations, Party A and Party B have entered into the following Agreement on equity transfer:

Article 1 Equity Transfer

1. Party A agrees to transfer in whole the equity it holds in the Target Company (which accounts for 49% of the registered capital of the Target Company) to Party B, and Party B agrees to accept the equity.

2. The equity which Party A agrees to sell and Party B agrees to purchase includes any carried interest and right thereunder, and the aforesaid equity is free and clear of, among others, any lien, mortgage and other third-party rights or claims.

3. After this Agreement enters into force, Party A shall no longer enjoy the rights of shareholders of the Target Company or bear obligations of shareholders of the Target Company, or participate in the operation and management of the Target Company, and Party B shall succeed to Party A’s rights and obligations in the Target Company as a shareholder.

Article 2 Equity Transfer Price and Price Payment Terms

1. Party A agrees to transfer the 49% equity held by it in the Target Company to Party B at the price of 1.96 million Yuan according to the terms and conditions set forth herein, and Party B agrees to accept the equity at such price.

2. Party B agrees to pay the contract price to Party A as follows:

Party B agrees to pay a deposit of 100,000 Yuan to the account designated by Party A on the day when both parties sign this Agreement; after Party A and Party B complete formalities for registration of the change, Party B shall pay the remaining price of 1.86 million Yuan to the account designated by Party A.

Article 3 Party A’s Representations

1. Party A is the sole owner of the equity transferred under Article 1 hereof.

2. As a shareholder of the Target Company, Party A has fully fulfilled its obligation to contribute to the registered capital of the Target Company.

3. From the effective date of this Agreement, Party A shall completely withdraw from the operation of the Target Company and no longer participate in the distribution of the Target Company’s property or profits, and relevant rights and interests shall belong to Party B.

Article 4 Party B’s Representations

1. Party B shall be liable to the Target Company to the extent of its capital contribution.

2. Party B shall acknowledge and perform the revised Articles of Association of the Target Company.

3. Party B undertakes to pay the price in the manner set forth in Article 2 hereof.

Article 5 Bearing of Expenses Related to the Equity Transfer

Both parties agree that Party B shall bear the expenses incurred to complete the equity transfer formalities agreed herein.

Article 6 Relevant Rights and Obligations of Shareholders, including Responsibility for the Target Company’s Profits and Losses (including Claims and Debts)

1. Party A shall be responsible for all claims and debts arising from its exercise of shareholder rights as a shareholder of the Target Company before this Agreement enters into force; from the effective date of this Agreement, Party B shall actually exercise its rights as a shareholder of the Target Company and perform the corresponding shareholder obligations. If necessary, Party A shall assist Party B in exercising shareholder rights and performing shareholder obligations, including signing relevant documents in the name of Party A.

2. From the effective date of this Agreement, Party B shall share profits, risks and losses in proportion to the equity it holds and in accordance with the law; Party B hereby confirms and undertakes to comply with the obligations and responsibilities agreed in the Articles of Association by Party A and Shaanxi Pharmaceutical Holding PAI+ANG Pharmaceutical Co., Ltd., a former shareholder of the Target Company.

Article 7 Modification and Rescission of the Agreement

This Agreement may be modified or rescinded if any of the following circumstances occurs, provided that Party A and Party B shall sign a modification or rescission agreement:

1. This Agreement could not be performed due to force majeure or any external circumstance which occurs through no fault of a party hereto but cannot be prevented;

2. Before the completion of registration of equity change, one party hereto loses the ability to actually perform this Agreement;

3. A breach hereof by a party has seriously affected the financial interests of the other party and renders performance hereof unnecessary;

4. Due to a change in circumstances, the two parties agree to modify or rescind this Agreement after negotiations;

5. Any other circumstance specified herein which warrants modification or rescission of this Agreement occurs.

Article 8 Liability for Breach of Contract

1. If either party hereto fails to perform or seriously violates any provision hereof, the breaching party must pay the non-breaching party 200,000 Yuan as compensation for its financial losses. Unless otherwise provided herein, the non-breaching party shall also have the right to require the rescission of this Agreement and claim from the breaching party compensation for all financial losses thus suffered by the non-breaching party.

2. If Party B fails to pay the equity price in accordance with Article 2 hereof on time, Party B shall pay a late fee in an amount equal to 1‰ of the overdue amount for each day of delay.

Article 9 Confidentiality

1. Without the written consent of the other party, neither party may disclose the trade secrets or relevant information learned of during the performance of this Agreement to any other third party, or disclose the content of this Agreement or relevant archival materials to any third party, except if the disclosure is required by laws and regulations.

2. The confidentiality clause is an independent clause and shall be valid whether this Agreement is signed, modified, rescinded or terminated.

Article 10 Dispute Settlement

All disputes arising from or in connection with the performance of this Agreement shall be settled by Party A and Party B through friendly negotiations. If negotiations fail, either party shall have the right to bring a lawsuit in the people’s court of the place where Shaanxi Pharmaceutical SUN Simiao Pharmacy Ankang Chain Co., Ltd. is domiciled.

Article 11 Entry into Force and Miscellaneous

1. This Agreement shall enter into force on the day when it is signed and sealed by both parties.

2. After this Agreement enters into force, if either party needs to modify this Agreement, it shall notify the other party in writing ten working days in advance, and the two parties shall sign a written supplementary agreement after negotiations. Such supplementary agreement shall have the same effect as this Agreement.

3. Matters not covered hereby which arise during the performance hereof shall be settled by Party A and Party B through friendly negotiations and based on facts. If the two parties reach a consensus through negotiations, a supplementary agreement shall be signed. Such supplementary agreement shall have the same effect as this Agreement.

4. The execution, validity, interpretation and termination of and settlement of disputes related to this Agreement shall be governed by the laws of the People’s Republic of China.

5. Party A and Party B shall cooperate with the Target Company to go through the approval formalities for the change in shareholders as soon as possible, and go through the corresponding formalities for registration of the change.

6. The original Agreement is made in quadruplicate, with each party, the Target Company and the business registration authority each holding one counterpart. All counterparts have the same legal effect.

Transferor: /s/ An Kang Chang Shou Co., Ltd.

Signature and/or Seal of Legal Representative:

Transferee: /s/ Ankang Huazhuo Health Management Co., Ltd.

Signature and/or Seal of Legal Representative:

March 5, 2021